INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Enzon, Inc.:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.






New York, New York                 /s/ KPMG Peat Marwick LLP
April 16, 1996                     KPMG Peat Marwick LLP